06.12.2014 Casablanca and Cliffs, So Far, Prove a Bridge Too Far
http://blogs.wsj.com/moneybeat/2014/06/12/casablanca-and-cliffs-so-far-prove-a-bridge-too-far/
The Wall Street Journal Article

06.12.2014 Cliffs Natural Resources: What Else Could Go Wrong?
http://blogs.barrons.com/stockstowatchtoday/2014/06/12/cliffs-natural-resources-what-else-could-go-wrong/
Barron's Article

06.11.2014 Cliffs' Shareholders Likely To Begin Ousting Its Board Next Month
http://seekingalpha.com/article/2264383-cliffs-shareholders-likely-to-begin-ousting-its-board-next-month
Seeking Alpha Article

05.13.2014 Is Cliffs Natural Resources Inc on Its Last Legs?
http://www.fool.com/investing/general/2014/05/13/is-cliffs-natural-resources-inc-on-its-last-legs.aspx
The Motley Fool Article

04.30.2014 Cliffs Natural Resources: $120 Iron Ore Is Really, Really Important
http://blogs.barrons.com/stockstowatchtoday/2014/04/30/cliffs-natural-resources-120-iron-ore-is-really-really-important/
Barron's Article

04.24.2014 Miner Cliffs slides to first-quarter loss
http://www.reuters.com/article/2014/04/24/cliffs-results-idUSL2N0NE22L20140424
Reuters Article